CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Amendment No. 2 to Registration Statement on Form S-2 (File No. 333-19787) of our reports, which include an explanatory paragraph describing changes in the method of accounting for impaired loans in fiscal 1996, dated December 6, 1996 on our audits of the consolidated financial statements and financial statement schedules of Summit Securities, Inc. and Subsidiaries.

We  also  consent  to the reference of our firm under  the  caption
"Experts".

                   /s/ COOPERS & LYBRAND L.L.P.


                     COOPERS & LYBRAND L.L.P.


Spokane, Washington
April 11, 1997